FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This first amendment (the “Amendment”) dated as of May 5, 2025, is made by and between Capital Bank, N.A. (the “Bank”) and Dominic Canuso (“Executive”). This Amendment amends that certain Employment Agreement between the Bank and the Executive, dated July 15, 2024 (the “Employment Agreement”). WHEREAS, the parties to the Employment Agreement desire to amend the Employment Agreement as provided in this Amendment to reflect a change in Executive’s annual incentive opportunity, with such change taking effect beginning with the 2025 bonus, which is payable in 2026. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Employment Agreement shall be amended as follows: 1. Section “3. COMPENSATION AND REIMBURSEMENTS” subsection “b. Bonus and Incentive Compensation” of the Employment Agreement is hereby amended and restated in its entirety to read as follows: The Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Specifically, the Executive shall have an annual incentive opportunity to earn up to an additional 30% at target (and up to 60% for overachieving targets) of his current year’s Base Salary as incentive compensation, based on annual performance targets specified by the CEO and the Board, which shall be determined by the CEO and the Board in consultation with the Executive on or before the last day of March each year, with respect to the then current calendar year. Any amounts earned shall be paid 100% in cash in accordance with applicable regulatory requirements and guidelines regarding risk management and incentive compensation, and paid out no later than 2 ½ months after the end of the year for which it was earned. Any amount earned in 2024 will be prorated to reflect Executives first day of employment. The terms and conditions of each annual incentive opportunity shall be set forth in writing and shall specify the time and form of payment and such other terms that may be required with respect to any deferred compensation that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). In addition, the Executive will begin to participate in the Bank’s Non-Qualified Deferred Compensation Plan beginning in 2025, subject to all terms outlined in the plan document. The target annual contribution is equal to 15% of Executives annual salary (up to 20%) and is based on a combination of the Bank’s performance and Executives personal performance each year. The Bank reserves the right to change the annual contribution amount at its discretion, but will only do so prospectively for future years and will notify the Executive of such change no later than December 1 of each year. 2. All other terms and conditions of the Employment Agreement, except as modified herein, shall remain in full force and effect and shall be binding on the parties hereto, their heirs, successors and assigns. Docusign Envelope ID: C8ED1C42-2BCD-4215-93B0-9A1CEA762165

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by facsimile, email, or other form of electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. [Signatures appear on following page.] Docusign Envelope ID: C8ED1C42-2BCD-4215-93B0-9A1CEA762165

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed and its seal to be affixed hereunto by its officer thereunto duly authorized, and the Executive has signed and sealed this Amendment, effective as of the date described above. CAPITAL BANK, N.A. ATTEST: By: By: Name: Name: Title: EXECUTIVE Dominic Canuso Docusign Envelope ID: C8ED1C42-2BCD-4215-93B0-9A1CEA762165 Edward Barry CEO Eric Suss